Exhibit 99.1

Tidewater to Present at the RBC Capital Markets’ Global Energy and Power Conference

NEW ORLEANS, June 1, 2011 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the RBC Capital Markets’ Global Energy and Power Conference in New York, New York on Tuesday, June 7, 2011, at approximately 9:30 a.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater Inc. owns 378 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

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